Exhibit 99.1
Hiland Reports Second Quarter 2009 Results
Enid, Oklahoma — August 6, 2009 — The Hiland companies, Hiland Partners, LP (NASDAQ: HLND) (the “Partnership”) and Hiland Holdings GP, LP (NASDAQ: HPGP) today announced results for the second quarter of 2009.
Hiland Partners, LP Financial Results
Hiland Partners, LP reported net income (loss) for the three months ended June 30, 2009 of $(0.9) million compared to net income (loss) of $(2.5) million for the three months ended June 30, 2008. Net income (loss) per limited partners’ unit-basic for the second quarter of 2009 was $(0.10) per unit compared to net income (loss) of $(0.49) per unit in the corresponding quarter in 2008. Weighted average limited partner units outstanding were 9.4 million units for the three months ended June 30, 2009 and 9.3 million units for the three months ended June 30, 2008.
Adjusted EBITDA (adjusted EBITDA is defined as net income (loss) plus interest expense, provisions for income taxes, and depreciation, amortization and accretion expense, and adjusted for significant non-cash and non-recurring items) for the three months ended June 30, 2009 was $17.1 million compared to $20.0 million for the three months ended June 30, 2008, a decrease of 14%. A reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release. Total segment margin for the three months ended June 30, 2009 was $23.1 million compared to $27.4 million for the three months ended June 30, 2008, a decrease of 16%. A reconciliation of total segment margin, a non-GAAP financial measure, to operating income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release. The decreases in adjusted EBITDA and total segment margin are primarily due to unfavorable gross processing spreads and significantly lower average realized natural gas and NGL prices despite an overall increase in volumes. The decrease in adjusted EBITDA was also partially offset by $3.2 million of net proceeds from the early settlement of derivative assets. The decrease in total segment margin was also partially offset by gains on closed/settled derivative transactions and unrealized non-cash gains on open derivative transactions for the three months ended June 30, 2009 totaling $2.8 million compared to net losses of $3.1 million on closed/settled derivative transactions and unrealized non-cash losses on open derivative transactions for the three months ended June 30, 2008.
Hiland Partners, LP reported net income (loss) for the six months ended June 30, 2009 of $(3.9) million compared to net income (loss) of $(1.2) million for the six months ended June 30, 2008. Net income (loss) per limited partners’ unit-basic for the six months ended June 30, 2009 was $(0.40) per unit compared to net income (loss) of $(0.54) per unit for the six months ended June 30, 2008. Weighted average limited partner units outstanding were 9.3 million units for the six months ended June 30, 2009 and June 30, 2008.
Adjusted EBITDA for the six months ended June 30, 2009 was $27.9 million compared to $34.6 million for the six months ended June 30, 2008, a decrease of 19%. Total segment margin for the six months ended June 30, 2009 was $44.2 million compared to $50.2 million for the six months ended June 30, 2008, a decrease of 12%. The decreases in adjusted EBITDA and total segment margin are primarily due to unfavorable gross processing spreads and significantly lower average realized natural gas and NGL prices despite an overall increase in volumes and approximately $2.3 million of foregone margin as a result of the nitrogen rejection plant at the Badlands gathering system being taken out of service due to equipment failure during the three months ended March 31, 2008. The decrease in adjusted EBITDA was also partially offset by $3.2 million of net proceeds from the early settlement of derivative assets. The decrease in total segment margin was also partially offset by gains on closed/settled derivative transactions and unrealized non-cash gains on open derivative transactions for the six months ended June 30, 2009 totaling $4.9 million compared to net losses of $5.5 million on closed/settled derivative transactions and unrealized non-cash losses on open derivative transactions for the six months ended June 30, 2008.
The Partnership reported distributable cash flow (“DCF”) of $11.6 million for the three months ended June 30, 2009, compared to $6.1 million for the three months ended June 30, 2008, an increase of 90%. The increase is primarily attributable to $8.1 million of bad debt expense during the three months ended June 30, 2008 offset by $3.2 million of proceeds from settlement of derivative assets during the three months ended June 30, 2009. A reconciliation of DCF, a non-GAAP financial measure, to net income, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

Hiland Partners, LP has suspended quarterly cash distributions on common and subordinated units beginning with the first quarter distribution of 2009 due to the impact of lower commodity prices and reduced drilling activity on its current and projected throughput volumes, midstream segment margins and cash flows combined with future required levels of capital expenditures and the outstanding indebtedness under Hiland Partners, LP’s senior secured revolving credit facility (the “credit facility”). Under the terms of Hiland Partners, LP’s partnership agreement, the common units carry an arrearage of $0.90 per unit, representing the minimum quarterly distribution to common units for the first two quarters of 2009 that must be paid before the Partnership can make distributions to the subordinated units.
Due to lower natural gas and NGL prices and the impact of reduced drilling activity on Hiland Partners, LP’s current and projected throughput volumes, the Partnership believes that cash generated from operations will decrease for the remainder of 2009 relative to comparable periods in 2008. Hiland Partners’ credit facility requires the Partnership to meet certain financial tests, including a maximum consolidated funded debt to EBITDA covenant ratio. If commodity prices do not significantly improve above the current forward prices for 2009, the Partnership could be in violation of the consolidated funded debt to EBITDA covenant ratio as early as September 30, 2009, unless this ratio is amended, the Partnership receives an infusion of equity capital, the Partnership’s debt is restructured or the Partnership is able to monetize “in-the-money” hedge positions. Management is continuing extensive discussions with certain lenders under the credit facility as to ways to address a potential covenant violation. While no potential solution has been agreed to, the Partnership expects that any solution will require the assessment of fees and increased rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by the Partnership and the suspension of distributions for a certain period of time. There can be no assurance that any such agreement will be reached with the lenders, that any required equity or debt financing will be available to the Partnership, or that the Partnership’s hedge positions will be “in-the-money.”
As of June 30, 2009, Hiland Partners had $261.1 million outstanding under the credit facility and was in compliance with its financial covenants. Also at June 30, 2009, Hiland Partners EBITDA to interest expense ratio was 4.95 to 1.0 and the Partnership’s consolidated funded debt to EBITDA ratio was 4.40 to 1.0. The maximum consolidated funded debt to EBITDA covenant ratio under the credit facility is 4.0:1.0 as of the last day of any fiscal quarter; provided that in the event that the Partnership makes certain permitted acquisitions or capital expenditures, this ratio may be increased to 4.75:1.0 for the three fiscal quarters following the quarter in which such permitted acquisition or capital expenditure occurs. The Partnership met the permitted capital expenditure requirements for the four quarter period ended March 31, 2009 and elected to increase the ratio to 4.75:1.0 on March 31, 2009 for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009. The maximum consolidated funded debt to EBITDA covenant ratio will revert back to 4.0:1.0 for the quarter ended December 31, 2009.
Hiland Holdings GP, LP Financial Results
Hiland Holdings GP, LP reported limited partners’ interest in net income (loss) for the three months ended June 30, 2009 of $(2.5) million or $(0.12) per limited partners’ unit-basic compared to limited partners’ interest in net income (loss) of $(1.1) million or $(0.05) per limited partners’ unit-basic for the three months ended June 30, 2008. Weighted average limited partner units outstanding were 21.6 million for the three months ended June 30, 2009 and June 30, 2008. Net income (loss) was $(2.9) million in the three months ended June 30, 2009 compared to net income (loss) of $(3.3) million in the three months ended June 30, 2008.
For the six months ended June 30, 2009, Hiland Holdings GP, LP reported limited partners’ interest in net income (loss) of $(5.4) million or $(0.25) per limited partners’ unit-basic compared to limited partners’ interest in net income (loss) of $(0.3) million or $(0.01) per limited partners’ unit-basic for the six months ended June 30, 2008. Weighted average limited partner units outstanding were 21.6 million for the six months ended June 30, 2009 and June 30, 2008. Net income (loss) was $(7.0) million in the six months ended June 30, 2009 compared to net income (loss) of $(2.7) million in the six months ended June 30, 2008.
Hiland Holdings GP, LP has suspended quarterly cash distributions on its common units beginning with the first quarter of 2009 resulting from the quarterly distribution suspension announced by Hiland Partners, LP. Hiland Holdings’ sole cash generating assets are its two percent general partner interest, 2,321,471 common units and 3,060,000 subordinated units in Hiland Partners, LP, and the incentive distribution rights in Hiland Partners, LP.
As mentioned above, under the terms of the Hiland Partners, LP partnership agreement, the Hiland Partners, LP common units carry an arrearage of $0.90 per unit, representing the minimum quarterly distribution to the Hiland Partners, LP common units for the first two quarters of 2009 that must be paid before Hiland Partners, LP can make distributions to the Hiland Partners, LP subordinated units. Hiland Holdings GP, LP owns 3,060,000 of the Hiland

Partners, LP subordinated units which will not receive a cash distribution until the distribution arrearage to the Hiland Partners, LP common units is paid.
A number of the areas in which Hiland Partners, LP operates have experienced a significant decline in drilling activity as a result of the recent decline in natural gas and crude oil prices. Along the Partnership’s systems, excluding its North Dakota Bakken gathering system, which commenced operations in late April 2009, the Partnership connected 23 wells during the first six months of 2009 as compared to 55 wells connected during the same period in 2008. Currently, there is one rig drilling along Hiland Partners, LP’s dedicated acreage company wide. While the Partnership anticipates continued exploration and production activities in the areas in which it operates, albeit at depressed levels, fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of natural gas and oil reserves. Drilling activity generally decreases as natural gas and oil prices decrease. The Partnership has no control over the level of drilling activity in the areas of its operations.
“During the second quarter of 2009 natural gas and natural gas liquids prices remained depressed compared to 2008 levels,” said Joseph L. Griffin, Hiland’s President and Chief Executive Officer. “Although forward natural gas prices for late 2009 are higher than current prices, we are noticing negative volume trends, particularly on all of our Mid-Continent systems, as severely depressed natural gas prices are contributing to a dramatic slowdown in natural gas well drilling activity along those gathering systems,” added Griffin.
Mergers Update
On June 1, 2009, Hiland Partners, LP and Hiland Holdings GP, LP (together the “Hiland Companies”) signed separate definitive merger agreements with an affiliate of Harold Hamm, pursuant to which affiliates of Mr. Hamm have agreed to acquire for cash (i) all of the outstanding common units of Hiland Partners, LP (other than certain restricted common units owned by officers and employees) not owned by the Hiland Holdings GP, LP (the “Hiland Partners Merger”); and (ii) all of the outstanding common units of the Hiland Holdings GP, LP (other than certain restricted common units owned by officers and employees) not owned by Mr. Hamm, his affiliates or the Hamm family trusts (the “Hiland Holdings Merger”). Upon consummation of the mergers, the common units of the Hiland Companies will no longer be publicly owned or publicly traded. In the mergers, the Hiland Partners, LP’s unitholders will receive $7.75 in cash for each common unit they hold and the Hiland Holdings GP, LP’s unitholders will receive $2.40 in cash for each common unit they hold. Conflicts committees comprised entirely of independent members of the boards of directors of the general partners of the Hiland Partners, LP and Hiland Holdings GP, LP separately determined that the mergers are advisable, fair to and in the best interests of the applicable Hiland Company and its public unitholders. In determining to make their recommendation to the boards of directors, each conflicts committee considered, among other things, the fairness opinion received from its respective financial advisor. Based on the recommendation of its conflicts committee, the board of directors of the general partner of each of the Hiland Partners, LP and Hiland Holdings GP, LP has approved the applicable merger agreement and has recommended, along with its respective conflicts committee, that the public unitholders of Hiland Partners, LP and Hiland Holdings GP, LP, respectively, approve the applicable merger. Consummation of the transactions is subject to customary closing conditions, including the approval by a majority of the public common units of the applicable company. Each merger is conditioned on the simultaneous consummation of the other merger, which may be waived by Mr. Hamm’s affiliates in certain circumstances. There can be no assurance that the mergers will be approved or consummated.
On July 1, 2009, Hiland Partners, LP and Hiland Holdings GP, LP jointly filed a Preliminary Proxy Statement on Schedule 14A pursuant to the definitive version of which the Boards of Directors of the general partner of each of the Hiland Partners, LP and Hiland Holdings GP, LP will be soliciting proxies from unitholders of Hiland Partners, LP and Hiland Holdings GP, LP in connection with the mergers of both Hiland Companies.
On July 10, 2009, the United States Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Act with respect to the Hiland Partners Merger.
Conference Call Information
Hiland has scheduled a conference call for 10:00 am Central Time, Friday, August 7, 2009, to discuss the 2009 second quarter results. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet at www.hilandpartners.com, on the “Investor Relations” section of the Partnership’s website. During this conference call, Hiland management will only address the second quarter 2009 results and will not address the Hiland Partners and Hiland Holdings mergers.

Use of Non-GAAP Financial Measures
This press release and the accompanying schedules include the non-generally accepted accounting principles (“non-GAAP”) financial measures of EBITDA, adjusted EBITDA, total segment margin and distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.
About the Hiland Companies
Hiland Partners, LP is a publicly traded midstream energy partnership engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas, and fractionating, or separating, and marketing of natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership’s operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP’s midstream assets consist of fifteen natural gas gathering systems with approximately 2,147 miles of gathering pipelines, six natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. The Partnership’s compression assets consist of two air compression facilities and a water injection plant.
Hiland Holdings GP, LP owns the two percent general partner interest, 2,321,471 common units and 3,060,000 subordinated units in Hiland Partners, LP, and the incentive distribution rights of Hiland Partners, LP.
Forward-Looking Statements
This press release includes certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. Any such forward looking statements are made as of the date of this press release and the Partnership undertakes no obligation to update or revise any such forward-looking statements to reflect new information or events.
Important Additional Information Regarding the Mergers will be Filed with the SEC:
In connection with the proposed mergers, the Hiland companies have filed a preliminary joint proxy statement and each of Hiland Partners and Hiland Holdings will file other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE JOINT PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE HILAND COMPANIES AND THE MERGERS. Investors and security holders may obtain copies of the definitive joint proxy statement and other documents that Hiland Partners or Hiland Holdings file with the SEC (when they are available) free of charge at the SEC’s web site at http://www.sec.gov. The definitive joint proxy statement and other relevant documents may also be obtained (when available) free of charge on the Hiland companies’ web site at http://www.hilandpartners.com or by directing a request to either (i) Hiland Partners, LP, 205 West Maple, Suite 1100, Enid, Oklahoma 73701, Attention: Investor Relations (for documents filed by Hiland Partners, LP), or (ii) Hiland Holdings GP, LP, 205 West Maple, Suite 1100, Enid, Oklahoma 73701, Attention: Investor Relations (for documents filed by Hiland Holdings GP, LP).
Hiland Partners and its directors, executive officers and other members of its management and employees (including Mr. Hamm) may be deemed participants in the solicitation of proxies from the unitholders of Hiland Partners and Hiland Holdings and its directors, executive officers and other members of its management and employees (including Mr. Hamm) may be deemed participants in the solicitation of proxies from the unitholders of Hiland Holdings in connection with the proposed transactions. Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the joint proxy statement described above. Additional information regarding the directors and executive officers of Hiland Partners and Hiland Holdings is also included in each Hiland company’s Annual Report on Form 10-K for the year ended December 31, 2008, which were filed with the SEC on March 9, 2009, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at

http://www.sec.gov and from Investor Relations at Hiland Partners or Hiland Holdings, as applicable, as described above.

Contacts:	Derek Gipson, Director — Business Development and Investor Relations Hiland Partners, LP (580) 242-6040
— tables to follow —

Other Financial and Operating Data
Hiland Partners, LP — Results of Operations
Set forth in the table below is financial and operating data for Hiland Partners, LP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited, in thousands)		(unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues	$48,874	$114,236	$100,017	$204,510
Midstream purchases	26,999	88,073	58,215	156,691

Midstream segment margin	21,875	26,163	41,802	47,819
Compression revenues (A)	1,205	1,205	2,410	2,410

Total segment margin	$23,080	$27,368	$44,212	$50,229

Summary of Operations Data:
Midstream revenues	$48,874	$114,236	$100,017	$204,510
Compression revenues	1,205	1,205	2,410	2,410

Total revenues	50,079	115,441	102,427	206,920

Midstream purchases (exclusive of items shown separately below)	26,999	88,073	58,215	156,691
Operations and maintenance	7,785	7,551	15,480	14,320
Depreciation, amortization and accretion	10,538	9,169	20,509	18,098
Property impairments	—	—	950	—
Bad debt	—	8,103	—	8,103
General and administrative	2,939	1,863	5,879	4,164

Total operating costs and expenses	48,261	114,759	101,033	201,376

Operating income	1,818	682	1,394	5,544
Other income (expense)	(2,766)	(3,190)	(5,255)	(6,725)

Net loss	$(948)	$(2,508)	$(3,861)	$(1,181)

Maintenance capital expenditures	$1,472	$2,416	$2,858	$2,944
Expansion capital expenditures	5,702	7,822	16,331	15,424

Total capital expenditures	$7,174	$10,238	$19,189	$18,368

Operating Data:
Inlet natural gas (Mcf/d)	272,666	246,339	274,521	236,885
Natural gas sales (MMBtu/d)	87,273	86,203	89,579	86,174
NGL sales (Bbls/d)	7,260	5,979	7,155	5,626
Average realized natural gas sales price ($/MMBtu)	$3.02	$9.29	$3.36	$8.29
Average realized NGL sales price ($/gallon)	$0.66	$1.64	$0.62	$1.53

	June 30,	December 31,
	2009	2008
	(in thousands)
	(unaudited)
Balance Sheet Data (at period end):
Property and equipment, at cost, net	$346,393	$345,855
Total assets	$414,475	$426,139
Long-term debt, net of current maturities	$265,117	$256,466
Total partners’ equity	$122,674	$133,156

(A)	Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

Reconciliation of total segment margin to operating income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited, in thousands)		(unaudited, in thousands)
Reconciliation of Total Segment Margin to Operating Income
Operating income	$1,818	$682	$1,394	$5,544
Add:
Operations and maintenance expenses	7,785	7,551	15,480	14,320
Depreciation, amortization and accretion	10,538	9,169	20,509	18,098
Property impairments	—	—	950	—
Bad debt expense	—	8,103	—	8,103
General and administrative expenses	2,939	1,863	5,879	4,164

Total segment margin	$23,080	$27,368	$44,212	$50,229

We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations because it is directly related to our volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and the cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment. Our total segment margin may not be comparable to similarly titled measures of other entities, as other entities may not calculate total segment margin in the same manner we do.
Reconciliation of adjusted EBITDA to net loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited, in thousands)		(unaudited, in thousands)
Reconciliation of adjusted EBITDA to Net Loss
Net loss	$(948)	$(2,508)	$(3,861)	$(1,181)
Add:
Depreciation, amortization and accretion	10,538	9,169	20,509	18,098
Amortization of deferred loan costs	150	145	299	279
Interest expense	2,684	3,116	5,037	6,617

EBITDA	$12,424	$9,922	21,984	23,813
Add:
Non-cash unrealized loss (gain) on derivatives	150	1,534	(120)	1,935
Non-cash unit-based compensation expense	281	392	601	763
Bad debt expense	—	8,103	—	8,103
Property impairments	—	—	950	—
Proceeds from settlement of derivative assets	3,155	—	3,155	—
Going private transaction costs	1,067	—	1,378	—

Adjusted EBITDA	$17,077	$19,951	$27,948	$34,614

We define EBITDA, a non-GAAP financial measure, as net income (loss) plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measure that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA should not be considered as an alternative to net income (loss), operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do.
We define adjusted EBITDA, a non-GAAP financial measure, as net income (loss) plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense, adjusted for significant non-cash and non-recurring items. Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with GAAP. Our adjusted EBITDA may not be comparable to adjusted EBITDA of similarly titled measures of other entities, as other entities may not calculate adjusted EBITDA in the same manner as we do.
Reconciliation of distributable cash flow to net loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited, in thousands)		(unaudited, in thousands)
Reconciliation of Distributable Cash Flow to Net loss
Net loss	$(948)	$(2,508)	$(3,861)	$(1,181)
Add:
Depreciation, amortization and accretion	10,538	9,169	20,509	18,098
Amortization of deferred loan costs	150	145	299	279
Interest expense	2,684	3,116	5,037	6,617

EBITDA	$12,424	$9,922	21,984	23,813
Add:
Non-cash unrealized loss (gain) on derivatives	150	1,534	(120)	1,935
Non-cash unit-based compensation expense	281	392	601	763
Bad debt expense	—	8,103	—	8,103
Property impairments	—	—	950	—
Proceeds from settlement of derivative assets	3,155	—	3,155	—
Going private transaction costs	1,067	—	1,378	—

Adjusted EBITDA	$17,077	$19,951	$27,948	$34,614
Less:
Cash interest expense	2,724	3,196	5,179	6,416
Maintenance capital expenditures	1,472	2,416	2,858	2,944
Payments on capital lease obligations	185	128	351	235
Bad debt expense	—	8,103	—	8,103
Going private transaction costs	1,067	—	1,378	—

Distributable cash flow	$11,629	$6,108	$18,182	$16,916

We view distributable cash flow, a non-GAAP financial measure, as an important performance measure used by senior management to compare basic cash flows generated by the Partnership (prior to the establishment of any retained cash reserves by the Board of Directors) to the cash distributions expected to be paid to unitholders. Using this metric, management can compute the coverage ratio of estimated cash flows to planned cash distributions. Distributable cash flow is also an important non-GAAP financial measure for unitholders since it serves as an indicator of the Partnership’s success in providing a cash return on investment. The financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded master limited partnerships because the value of such an entity generally is related to the amount of cash distributions the entity can pay to its unitholders. The GAAP financial measure most directly comparable to distributable cash flow is net income (loss). Our distributable cash flow may not be comparable to similarly titled measures of other entities, as other entities may not calculate distributable cash flow in the same manner we do.

Other Financial and Operating Data
Hiland Holdings GP, LP — Results of Operations
Set forth in the table below is financial and operating data for Hiland Holdings GP, LP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited, in thousands)		(unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues	$48,874	$114,236	$100,017	$204,510
Midstream purchases	26,999	88,073	58,215	156,691

Midstream segment margin	21,875	26,163	41,802	47,819
Compression revenues (A)	1,205	1,205	2,410	2,410

Total segment margin (B)	$23,080	$27,368	$44,212	$50,229

Summary of Operations Data:
Midstream revenues	$48,874	$114,236	$100,017	$204,510
Compression revenues	1,205	1,205	2,410	2,410

Total revenues	50,079	115,441	102,427	206,920

Midstream purchases (exclusive of items shown separately below)	26,999	88,073	58,215	156,691
Operations and maintenance	7,785	7,551	15,480	14,320
Depreciation, amortization and accretion	10,824	9,456	21,082	18,671
Property impairments	—	—	950	—
Bad debt	—	8,103	—	8,103
General and administrative	4,606	2,333	8,433	5,018

Total operating costs and expenses	50,214	115,516	104,160	202,803

Operating income (loss)	(135)	(75)	(1,733)	4,117
Other income (expense)	(2,795)	(3,225)	(5,311)	(6,783)

Net loss	(2,930)	(3,300)	(7,044)	(2,666)
Less: Noncontrolling partners’ interest in loss of Hiland Partners	(395)	(2,192)	(1,610)	(2,398)

Limited partners’ interest in net loss	$(2,535)	$(1,108)	$(5,434)	$(268)

	June 30,	December 31,
	2009	2008
	(in thousands)
	(unaudited)
Balance Sheet Data (at period end):
Property and equipment, at cost, net	$349,473	$349,159
Total assets	$422,585	$435,560
Long-term debt, net of current maturities	$265,117	$256,466
Noncontrolling partners’ interest in Hiland Partners	$121,874	$125,851
Total partners’ equity	$128,106	$141,348

(A)	Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

(B)	Reconciliation of total segment margin to operating loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited, in thousands)		(unaudited, in thousands)
Reconciliation of Total Segment Margin to Operating Loss
Operating loss	$(135)	$(75)	$(1,733)	$4,117
Add:
Operations and maintenance expenses	7,785	7,551	15,480	14,320
Depreciation, amortization and accretion	10,824	9,456	21,802	18,671
Property impairments	—	—	950	—
Bad debt expense	—	8,103	—	8,103
General and administrative expenses	4,606	2,333	8,433	5,018

Total segment margin	$23,080	$27,368	$44,212	$50,229

We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations because it is directly related to our volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment. Our total segment margin may not be comparable to similarly titled measures of other entities, as other entities may not calculate total segment margin in the same manner we do.